EXHIBIT 99.1

PRESS RELEASE

Cyren Announces First Quarter 2021 Financial Results

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Cyren Continues to Gain Traction in the Anti-Phishing Market with Cyren Inbox Security

McLean, Va. – May 17, 2021 – Cyren (NASDAQ: CYRN) today announced its first quarter 2021 financial results for the period ending March 31, 2021.

During the first quarter, Cyren reported quarterly revenues of $8.8 million, compared to $9.6 million during the first quarter of 2020. GAAP net loss for the quarter was $4.2 million, compared to the $2.8 million net loss reported during the first quarter of 2020, due to lower revenues and higher R&D expenses compared to the prior year.

“Cyren continues to advance on our best growth opportunity – helping enterprise customers using Microsoft 365 mitigate phishing attacks”, said Brett Jackson, CEO of Cyren. “While Q1 revenues were down year-over-year, they were inline with our plan and expectations and the variance is largely due to churn associated with our legacy products. We continue to make progress executing our plan to build a high-growth revenue stream with Cyren Inbox Security and develop a market-leading position in the anti-phishing space with the opportunity to significantly impact Cyren’s revenues in the future.”

First Quarter 2021 Financial Highlights:

•	Revenues for the first quarter of 2021 were $8.8 million, compared to $9.6 million during the first quarter of 2020.

•	GAAP net loss for the first quarter of 2021 was $4.2 million, compared to a net loss of $2.8 million in the first quarter of 2020.

•	GAAP net loss per basic and diluted share for the first quarter of 2021 was $0.06, compared to a loss of $0.05 per basic and diluted share for the first quarter of 2020.

•	Non-GAAP net loss for the first quarter of 2021 was $3.2 million, compared to a Non-GAAP net loss of $2.8 million for the first quarter of 2020, representing an increase of 14%.

•	Non-GAAP loss per basic and diluted share was $0.05 for the first quarter of 2021 and the first quarter of 2020.

•	Cash used in operating activities during the first quarter of 2021 was $5.3 million, compared to operating cash usage of $4.4 million during the first quarter of 2020, largely driven by an increase in net loss and a decline in deferred revenue driven by the receipt of a multi-year, multi-million dollar prepayment from one of its largest customers in the first quarter of 2019.

•	Net cash flow for the first quarter of 2021 was a positive $7.1 million, compared to a positive $3.5 million during the first quarter of 2020. Net cash flow in the quarter includes $12.6 million in financing activities (net of issuance costs) as the result of the registered direct stock issuance that closed in February.

•	The cash balance as of March 31, 2021, was $16.5 million, compared to $9.3 million as of December 31, 2020.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

•	On February 25th, Cyren announced it joined the Palo Alto Networks Cortex XSOAR Marketplace, the industry’s most comprehensive security orchestration marketplace, providing customers more convenient access to Cyren’s threat intelligence product offerings.

•	On February 16th, Cyren announced the closing of a $13.8 million registered direct offering of 12,000,000 of its ordinary shares at a purchase price of $1.15. Cyren intends to use the net proceeds from this offering for working capital and general corporate purposes.

•	On February 9th, Cyren announced that Swiss-based Sika Group selected and deployed Cyren Inbox Security to 25,000 users across its global operations to provide visibility of phishing attacks across the enterprise and provide automated detection, response and remediation of incidents.

•	On January 19th, Cyren announced the availability of Cyren Inbox Security for Microsoft 365 through the Microsoft Azure Marketplace, providing an easy and convenient location for customers to review and evaluate the product.

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. a.m. Eastern Time (11:30 p.m. Israel Time) on Monday, May 17, 2021 to discuss first quarter results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://www.webcast-eqs.com/cyren05172021/en.

For those unable to participate in the live conference call, a replay will be available until May 31, 2021. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13719133. An archived version of the webcast will also be available on the investor relations section of the company's website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Company Contact
Kenneth Tarpey, CFO
Cyren
+1.703.760.3435
kenneth.tarpey@cyren.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended
	March 31
	2021	2020
	Unaudited	Unaudited

Revenues	$8,757	$9,649

Cost of revenues	3,795	3,598

Gross profit	4,962	6,051

Operating expenses:

Research and development, net	4,250	3,344

Sales and marketing	2,638	3,036

General and administrative	2,160	2,214

Total operating expenses	9,048	8,594

Operating loss	(4,086)	(2,543)

Other income, net	(18)	6

Financial expenses, net	(214)	(231)

Loss before taxes	(4,318)	(2,768)

Tax benefit	121	17

Net loss	$(4,197)	$(2,751)

Loss per share - basic and diluted	$(0.06)	$(0.05)

Weighted average number of shares outstanding:
Basic and Diluted	68,469	59,684

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S.dollars, except per share amounts)

	Three months ended
	March 31
	2021	2020
	Unaudited	Unaudited

GAAP gross profit	$4,962	$6,051
GAAP gross margin	57%	63%
Plus:
Stock-based compensation expense	21	44
Amortization of intangible assets	667	431
Non-GAAP gross profit	5,650	6,526
Non-GAAP gross margin	65%	68%

GAAP operating loss	(4,086)	(2,543)
Plus:
Stock-based compensation expense	458	645
Amortization of intangible assets	742	560
Capitalization of technology	(151)	(1,213)
Non-GAAP operating loss	(3,037)	(2,551)

GAAP net loss	(4,197)	(2,751)
Plus:
Stock-based compensation expense	458	645
Amortization of intangible assets	742	560
Amortization of deferred tax assets	(54)	(48)
Expense (Capitalization) of technology	(163)	(1,244)
Non-GAAP net loss	(3,214)	(2,838)

Numerator for non-GAAP EPS calculation	(3,214)	(2,838)
Non-GAAP net loss per share	$(0.05)	(0.05)

GAAP weighted-average shares used to
compute net loss per share	68,469	59,684

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	March 31	December 31
	2021	2020
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$16,455	$9,296
Trade receivables, net	721	960
Deferred commissions	953	980
Prepaid expenses and other receivables	820	779
Total current assets	18,949	12,015

Long-term deferred commissions	1,036	1,125
Long-term lease deposits	861	937
Operating lease right-of-use assets	10,275	10,900
Severance pay fund	767	745
Property and equipment, net	3,360	3,948
Intangible assets, net	7,153	7,797
Goodwill	20,860	21,476
Total long-term assets	44,312	46,928
Total assets	$63,261	$58,943

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$882	$799
Convertible Notes	10,000	10,000
Employees and payroll accruals	3,811	3,813
Accrued expenses and other liabilities	1,236	1,420
Operating lease liabilities	1,863	1,983
Deferred revenues	4,106	6,934
Total current liabilities	21,898	24,949

Deferred revenues	583	644
8,456 9,248 Convertible debentures	9,107	9,866
Long-term operating lease liabilities	513	655
Deferred tax liability	839	838
Accrued severance pay	521	706
Other liabilities	20,019	21,957
Total long-term liabilities

Shareholders’ equity	21,344	12,037
Total liabilities and shareholders’ equity	$63,261	$58,943

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended
	March 31
	2021	2020
Cash flows from operating activities:	Unaudited	Unaudited

Loss	$(4,197)	$(2,751)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain (loss) on disposal of property and equipment	18	(13)
Depreciation	563	618
Stock-based compensation	457	645
Amortization of intangible assets	742	560
Amortization of deferred commissions	325	350
Amortization of operating lease right-of-use assets	466	389
Interest on convertible notes	142	141
Interest and amortization of debt issuance costs on Convertible Debentures	176	24
Deferred taxes, net	(124)	(64)

Changes in assets and liabilities:
Trade receivables	211	(652)
Prepaid expenses and other receivables	2	(326)
Deferred commissions	(208)	(388)
Change in long-term lease deposits	2	(114)
Trade payables	62	45
Employees and payroll accruals, accrued expenses and other liabilities	(176)	(491)
Deferred revenues	(2,774)	(2,073)
Accrued severance pay, net	(21)	(23)
Operating lease liabilities	(731)	(420)
Other long-term liabilities	(186)	153
Net cash used in operating activities	(5,251)	(4,390)

Cash flows from investing activities:

Proceeds from sale of property and equipment	2	2
Capitalization of technology	(152)	(1,001)
Purchase of property and equipment	(18)	(558)
Net cash used in investing activities	(168)	(1,557)

Cash flows from financing activities:

Proceeds from convertible debenture, net of debt issuance costs	-	9,442
Payment of earn-out consideration	-	-
Proceeds from options exercised	12,588	-
Net cash provided (used) by financing activities	12,588	9,442
Effect of exchange rate changes on cash	(30)	(6)
Increase (decrease) in cash, cash equivalents and restricted cash	7,139	3,489
Cash, cash equivalents and restricted cash at the beginning of the period	9,914	12,127
Cash, cash equivalents and restricted cash at the end of the period	$17,053	$15,616

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$16,455	$15,061
Restricted cash included in long-term restricted lease deposits	598	555

Total cash, cash equivalents and restricted cash	$17,053	$15,616